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                                                                    EXHIBIT 4(A)

                           VIDEO DISPLAY CORPORATION

                             1996 STOCK OPTION PLAN


     VIDEO DISPLAY CORPORATION, a Georgia corporation, hereby establishes this Plan to be called the Video Display Corporation 1996 Stock Option Plan to encourage employees of the Company to acquire Common Stock of the Company, and thus provide an incentive for continuation of the efforts of the employees for the success of the Company, for continuity of employment and to further the interests of the shareholders.


                            SECTION 1.  DEFINITIONS

     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     1.1 "Affiliate" shall mean any Parent or Subsidiary of the Company, or any other entity designated by the Committee in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting stock or capital at the time of the granting of an Option; provided, however, that no Incentive Stock Option may be granted to any employee of an Affiliate which is not a corporation. Any Incentive Stock Options held by an employee of an Affiliate which ceases to be fifty percent (50%) owned will be deemed to be a Non-Qualified Stock Option three (3) months after the date that the Company's ownership of the Affiliate falls below fifty percent (50%). If ownership by the Company of the Affiliate falls below twenty-five percent (25%), a Participant's employment will be considered terminated on the date that the Company's ownership of the Affiliate falls below twenty-five percent (25%).

     1.2 "Beneficiary" means the person or persons designated by a Participant to exercise an Option in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

     1.3  "Board" means the Board of Directors of the Company.

     1.4 "Cause" means conduct by the Participant amounting to (1) fraud or dishonesty against the Company or the Participant's employer, (2) willful misconduct, repeated refusal to follow the reasonable directions of the Participant's employer, or knowing violation of law in the course of performance of the duties of the Participant's employment, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol or drugs while on the Company's or any Affiliate's premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which the Participant and the Company or the Participant's employer are parties.

     1.5 "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated with respect to the ownership of thirty percent (30%) or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which corporation is not wholly owned by the Company, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire thirty percent (30%) or more of the outstanding voting securities of the Company (whether directly, indirectly beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.
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     1.6  "Code" means the Internal Revenue Code of 1986, as amended.

     1.7 "Committee" means the Compensation Committee or any successor committee appointed by the Board or, if such committee has not been appointed, the entire Board.

     1.8  "Company" means Video Display Corporation, a Georgia corporation.

     1.9 "Constructive Discharge" means the termination of a Participant's employment by the Company or Affiliate on account of (i) any material reduction in the Participant's Compensation, (ii) any material reduction in the level or scope of job responsibility or status of the Participant occurring without the consent of the Participant, or (iii) any relocation to an office of the Company or Affiliate which is more than fifty (50) miles from the office where the Participant was previously located to which the Participant has not agreed.

     1.10 "Disability" has the same meaning as provided in the long-term disability plan maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Committee. If, at any time during the period that this Plan is in operation, the Company does not maintain a long term disability plan, Disability shall mean a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing his usual duties for the Company or Affiliate or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination as to Disability in its sole discretion and any decision of the Committee will be binding on all parties.

     1.11 "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

     1.12 "Fair Market Value" means, for any particular date, (i) for any period during which the Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) until such time as the Stock is listed on a national securities exchange or NASDAQ, the Committee acting in good faith shall determine, through any reasonable valuation method, the Fair Market Value of the Stock subject to this Plan. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

     1.13 "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

     1.14 "Involuntary Termination" means the termination of the Participant's employment relationship but does not include a termination for cause.

     1.15 "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

     1.16 "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

     1.17 "Over 10 Percent Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company, determined by applying the attribution rules of Code Section 424(d).

     1.18 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     1.19 "Participant" means an individual who receives an Option hereunder.

     1.20 "Plan" means the Video Display Corporation 1996 Stock Option Plan.

     1.21 "Retirement" means a participant's termination of employment after attaining age 62 and seven (7) years of service.

     1.22 "Stock" means the Company's common stock, no par value.

     1.23 "Stock Option Agreement" means an agreement between the Company and a Participant or other documentation evidencing on Option.

     1.24 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     1.25 "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether it is for Cause or is a Constructive Discharge.

     1.26 "Vested" means that an Option is nonforfeitable and exercisable with regard to a designated number of shares of Stock.

                           SECTION 2.  GENERAL TERMS

     2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide an incentive to employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding employees.

     2.2  STOCK SUBJECT TO THE PLAN.  Subject to adjustment in accordance with
Section 6.2, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan. At no time shall the Company have outstanding Options and shares of Stock issued in respect to Options in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited, canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

     2.3  ADMINISTRATION OF THE PLAN.

          (a) Committee.  The Plan shall be administered by the Committee.  Upon
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the Company becoming registered under the rules and regulations of the
Securities and Exchange Act of 1934, as amended (the "1934 Act"), members of the Committee shall always be members of the Board who are not eligible to participate under the Plan or any other plan of the Company or its Affiliates authorizing discretionary grants or awards of stock, stock options or stock appreciation rights and who have not been eligible to so participate for at least one (1) year prior to service as an administrator of the Plan.
Eligibility requirements for members of the Committee shall comply with Rule 16b-3 promulgated pursuant to the 1934 Act or any successor rule or regulation. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan.

          (b) Grant of Options.  The Committee shall have full and complete
              ----------------
authority in its sole discretion, but subject to the express provisions of the Plan, to grant Options; to determine the employees of the Company and of its Affiliates to whom Options shall be granted; to determine the option price and the number of shares of Stock to be covered by each Option, the vesting and duration of each Option, the time or times within which each Option may be exercised, and the other terms and conditions of the grant of each Option; to cancel and amend Options (with the consent of the holder of the Option where required); and to impose such conditions on the grant of Options as it determines to be appropriate, including the surrender of outstanding stock options issued under the Plan or any other stock option plan of the Company. The provisions and conditions of the Options need not be the same with respect to each Participant or with respect to each Option.

          (c) Interpretation of Plan.  The Committee may, subject to the
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provisions of the Plan, establish, amend, and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Affiliates, the Committee, the Board, officers, and the affected employees of the Company and/or its Affiliates and their successors-in-interest.

          (d) Liability of Committee Members.  No member of the Committee shall
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be liable for any action or determination made in good faith with respect to the administration of the Plan and the granting of Options thereunder.

     2.4 ELIGIBILITY AND LIMITS. Participants in the Plan shall be selected by the Committee. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Options(s).

                          SECTION 3.  TERMS OF OPTIONS

     3.1  TERMS AND CONDITIONS OF ALL OPTIONS.

          (a) Number of Shares.  The number of shares of Stock as to which an
              ----------------
Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Sections 2.2 and 2.4 as to the total number of shares available for grants under the Plan.

          (b) Stock Option Agreement.  Each Option shall be evidenced by a Stock
              ----------------------
Option Agreement in such form as the Committee may determine is appropriate, subject to the provisions of the Plan.

          (c) Date of Grant.  The date an Option is granted shall be the date on
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which the Committee has approved the terms and conditions of the Stock Option
Agreement and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option, or such later date as designated by the Committee.

          (d) Vesting of Options.  The Committee may provide in any Stock Option
              ------------------
Agreement a vesting schedule. The vesting schedule shall specify when such Options shall become Vested and thus exercisable. Notwithstanding any vesting schedule which may be specified in an Stock Option Agreement,

               (i) in the event the Participant's employment is terminated as a result of an Involuntary Termination or Constructive Discharge within the time period specified in the Stock Option Agreement following a Change of Control, or

               (ii) if a tender offer shall be made and consummated of the ownership of one hundred percent (100%) of the outstanding voting securities of the Company,

the Options granted under the Plan shall become one hundred percent (100%) Vested and exercisable except to the extent that the exercisability of any such Option would result in an "excess parachute payment" within the meaning of
Section 280G of the Code.

          (e) Transferability.  Options shall not be transferable or assignable
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except by will or by the laws of descent and distribution and, in such case, such transferee shall be subject to all provisions of this Plan as was the original Participant except and unless as provided for herein or in the instrument evidencing such Option. Options shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability of the Participant, by the legal representative of the Participant.

          (f) Rights as Shareholder.  The holder of an Option, as such, shall
              ---------------------
have none of the rights of a stockholder of the Company or any Affiliate.

     3.2 ADDITIONAL TERMS AND CONDITIONS OF OPTIONS. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the date the Plan, as amended and restated, is adopted or the date such Plan is approved by the Company's stockholders, whichever is earlier.

          (a) Option Price.  Subject to adjustment in accordance with Section
              ------------
6.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be as set forth in the applicable Stock Option Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10 Percent Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a Participant who is an Over 10 Percent Owner, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

          (b) Option Term.  The Stock Option Agreement shall set forth the term
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of each Option.  Any Incentive Stock Option granted to a Participant who is not an Over 10 Percent Owner shall not be exercisable after the expiration of ten
(10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10 Percent Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. In either case, the Committee may specify a shorter term and state such term in the Stock Option Agreement.

          (c) Payment.  Payment for all shares of Stock purchased pursuant to
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exercise of an Option shall be made in any form or manner authorized by the
Committee in the Stock Option Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Option Agreement provides: (i) by cancellation of indebtedness of the Company to the Participant; (ii) by surrender of shares of Stock of the Company that have been owned by the Participant for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by the Participant in the open public market, having a Fair Market Value equal to the Exercise Price of the Option; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to an exercise of the Option having a Fair Market Value equal to the Exercise Price of the Option (including the withheld Shares); (iv) by waiver of compensation due or accrued to the Participant for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (vii) by any combination of the foregoing. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant.

          (d) Conditions to the Exercise of an Option.  Each Option granted
              ---------------------------------------
under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control, and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Option Agreement to the contrary.

          (e) Termination of Incentive Stock Option.  With respect to an
              -------------------------------------
Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable as of the expiration of three (3) months after the date of Termination of Employment, or any earlier date set forth in the applicable Stock Option Agreement; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f) Special Provisions for Certain Substitute Options.
              -------------------------------------------------
Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 TREATMENT OF OPTIONS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided by Plan Section 3.2(e), any Option granted under this Plan to a Participant who suffers a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the Stock Option Agreement or, in the absence of such provision, as the Committee may determine. The portion of any Option exercisable in the event of continuation or the amount of any payment due under a continued Option may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines that are relevant to its decision to continue the Option.

                        SECTION 4.  SURRENDER OF OPTIONS

     4.01 GENERAL RULE. The Committee acting in its absolute discretion may incorporate a provision in a Stock Option Agreement to allow an Employee to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that: (i) the Fair Market Value of the Shares subject to such Option exceeds the Option Price for such Shares; and (ii) the Option to purchase such Shares is otherwise exercisable.

     4.02 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of Shares (the "Surrendered Shares") as to which the Employee surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     4.03 PAYMENT. An Employee in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee acting in its absolute discretion can approve or disapprove an Employee's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

     4.04 RESTRICTIONS. Any Stock Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to
Section 16 of the 1934 Act.

                        SECTION 5.  RESTRICTION ON STOCK

     The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Stock Option Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the Stock Option Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Stock Option Agreement, and the shares so transferred shall continue to be bound by the Plan and the Stock Option Agreement.

                         SECTION 6.  GENERAL PROVISIONS

     6.1 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax in cash, or, if the Stock Option Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by, or with respect to an exercised Option, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met: (i) the Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and (ii) any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     6.2  CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

          (a) Stock Splits and Dividends.  The number of shares of Stock
              --------------------------
reserved for the grant of Options, and the number of shares of Stock reserved for issuance upon the exercise and the Exercise Price of each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) Mergers, Etc.  In the event of a merger, consolidation or other
              ------------
reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to Options and take such other action as it deems necessary or appropriate to reflect or anticipate such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of restrictions on outstanding Options. Any adjustment pursuant to this Section 6.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

          (c) No Impairment.  The existence of the Plan and the Options granted
              -------------
pursuant to the Plan shall not impair or affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company or its Affiliates, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding of the Company or any Affiliate.

     6.3 CASH DISTRIBUTIONS. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

     6.4 COMPLIANCE WITH CODE. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. If for any reason it is subsequently determined that an Option intended to qualify as an Incentive Stock Option does not so qualify, the Company and its Affiliates shall have no liability to the Participant.

     6.5 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Option shall confer upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment at any time.

     6.6 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with (or be exempt from) all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange or national market system on which the Shares may then be listed. If the issuance or transfer of Shares to be issued or issued pursuant to any Option granted under this Plan may in the opinion of counsel to the Company conflict or be inconsistent with any applicable laws or regulations of any governmental agency having jurisdiction, including, without limitation, federal and state securities laws, the Company reserves the right to delay the issuance of the Shares upon the exercise of an Option and such delay shall be without liability to or other obligation of the Company. The Company shall have no obligation hereunder to file registration statements or other reports or notices or obtain any license or permit or exemption under any federal or state law with respect to the grant of an Option or the issuance of Shares upon the exercise of an Option or the transfer of such Shares at any time thereafter. The Committee may require that the Participant or other holder of an Option, as a condition to each exercise of the Option in whole or in part, to represent to the Company in writing that the Shares to be acquired upon the exercise of the Option are to be acquired by the Participant or other holder of the Option for investment purposes only, for such person's own account, and not with a view to distribution and make such other representations as counsel to the Company may reasonably request to assure the availability of an exemption from or compliance with the registration, notice, reporting or licensing requirements of applicable federal or state securities laws. The Option may also set forth such other terms and conditions relating to the non-registration or qualification of the Shares or the issuance or transfer of the Shares by the Company under the federal and state securities laws, as the Committee may prescribe. Such representations and other terms and conditions shall continue in effect as long as counsel to the Company may reasonably request.

     6.7 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     6.8 AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN. The Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the stockholders of the Company; provided, however, that, upon the Company becoming registered under the 1934 Act, no action shall be taken without the prior or subsequent approval of the stockholders of the Company, in accordance with Section 16 of the 1934 Act, to increase the number of shares of Stock for which Options may be granted, or materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive, other than pursuant to an non-discretionary formula plan, a grant or award of a stock option, a stock appreciation right or other equity security of the Company. Without limiting the foregoing, the Committee may make amendments applicable or inapplicable only to participants who are subject to
Section 16 of the 1934 Act.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Participant, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby.

     This Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act, insofar as participants subject to
Section 16 of that Act are concerned. To the extent any provision of the Plan does not so comply, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

     6.9 CHOICE OF LAW. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

     6.10 EFFECTIVE DATE OF PLAN; TERMINATION. The Plan shall become effective on the date of its adoption by the Board, subject to the approval of the Plan by the shareholders of the Company. The Plan shall terminate as of the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, or as of the date when there are no longer any Options issuable or outstanding under the Plan, or such earlier date as the Board may determine.

     6.11 STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board. Options may be granted under the Plan prior to receipt of such approval; provided, however, that in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.


                                          VIDEO DISPLAY COMPANY

Attest:                                   By: /s/ Ronald D. Ordway
                                              -------------------------------

 /s/ Carol D. Franklin                    Title: Chief Executive Officer
----------------------                          -----------------------------
       Secretary


[CORPORATE SEAL]